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                                                                      EXHIBIT 12

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

                      (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)

                                                                                              THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                         -----------------------------
                                                                                             2000           1999
                                                                                         -------------  --------------
  Income before income taxes                                                              $    15,124    $     9,001
  Add:    Minority interest in consolidated real estate affiliates                                822          1,322
          Equity in income of unconsolidated real estate affiliates                            (2,189)        (1,794)
          Distributions from unconsolidated real estate affiliates                              3,616          2,143
          Interest expense                                                                     44,853         49,144
                                                                                         -------------  --------------
  Total earnings available to cover fixed charges                                         $    62,226    $    59,816
                                                                                         =============  ==============
  Total fixed charges-interest expensed and capitalized                                   $    45,562    $    49,387
  Total preferred stock dividends                                                              10,510          8,625
                                                                                         -------------  --------------
  Total combined fixed charges and preferred stock dividends                              $    56,072    $    58,012
                                                                                         =============  ==============
  Ratio of earnings to fixed charges                                                            1.37x          1.21x
                                                                                         =============  ==============
  Ratio of earnings to fixed charges and preferred stock dividends                              1.11x          1.03x
                                                                                         =============  ==============
  Supplemental Disclosure of Ratio of Funds from Operations
     to Fixed Charges:
  Funds From Operations ("FFO")                                                           $    45,313    $    41,170
  Interest expense                                                                             44,853         49,144
                                                                                         -------------  --------------
  Adjusted FFO available to cover fixed charges                                           $    90,166    $    90,314
                                                                                         =============  ==============
  Total fixed charges - interest expensed and capitalized                                 $    45,562    $    49,387
  Total preferred stock dividends                                                              10,510          8,625
                                                                                         -------------  --------------
  Total combined fixed charges and preferred stock dividends                              $    56,072    $    58,012
                                                                                         =============  ==============

  Ratio of FFO to fixed charges                                                                 1.98x          1.83x
                                                                                         =============  ==============

  Ratio of FFO to fixed charges and preferred stock dividends                                   1.61x          1.56x
                                                                                         =============  ==============

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